EXHIBIT 12.1

                               FORMICA CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (In millions, except ratio data)


                                                          Eleven                         Four    Eight
                                                          Months                        Months   Months
                                                          Ended                         Ended    Ended
                                               12/31/94  12/31/95  12/31/96  12/31/97  4/30/98  12/31/98
                                               --------  --------  --------  --------  -------  --------
Income (Loss) from continuing operations
  before income taxes per statement of
  operations                                    $  8.7    (32.3)    (22.9)    (504.6)   (14.6)    (19.5)

Add:
     Portion of rents representative
      of the interest factor                       2.5      2.6       2.5        2.6      0.8       1.8
     Interest on indebtedness and
      amortization of debt expense                46.4     31.7      10.6        3.1      1.7      25.7
                                                  ----     ----      ----      -----     ----      ----

          Income as adjusted                    $ 57.6      2.0      (9.8)    (498.9)   (12.1)      8.0
                                                  ====     ====      ====      =====     ====      ====
Fixed charges:
     Interest on indebtedness and
      amortization of debt expense   (1)          46.4     31.7      10.6        3.1      1.7      25.7
                                                  ----     ----      ----      -----     ----      ----

     Capitalized interest            (2)            --       --       0.2        1.3       --        --
                                                  ----     ----      ----      -----     ----      ----

     Rents                                         7.6      7.8       7.6        7.8      2.4       5.3

     Portion of rents representative
       of the interest factor        (3)           2.5      2.6       2.5        2.6      0.8       1.8
                                                  ----     ----      ----      -----     ----      ----

          Fixed charges (1)+(2)+(3)             $ 48.9     34.3      13.3        7.0      2.5      27.5
                                                  ====     ====      ====      =====     ====      ====

Ratio of earnings to fixed charges                 1.2       --        --         --       --        --
                                                  ====     ====      ====      =====     ====      ====